Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-120132, File No. 333-115423, File No. 033-64647, File No. 333-66562) of Tredegar Corporation of our report dated February 21, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
February 21, 2018